Exhibit 99.1

NEWS RELEASE

Olympic Steel Reports Second-Quarter 2025 Results

Company delivers sequential increase in Adjusted EBITDA despite macroeconomic uncertainty and industry headwinds

Well positioned for continued investment in organic growth initiatives and acquisitions

CLEVELAND — July 31, 2025 — Olympic Steel, Inc. (Nasdaq: ZEUS), a leading national metals service center, today announced financial results for the three months ended June 30, 2025.

Net income for the second quarter totaled $5.2 million, or $0.45 per diluted share, compared with net income of $7.7 million, or $0.66 per diluted share, in the second quarter of 2024. The results include $0.8 million of LIFO pre-tax expense in the second quarter of 2025 and $1.0 million of LIFO pre-tax income in the second quarter of 2024. Adjusted EBITDA for the second quarter of 2025 was $20.3 million, compared with $21.3 million in the second quarter of 2024.

The Company reported sales of $496 million in the second quarter of 2025, compared with $526 million in the second quarter of 2024.

“Olympic Steel continued to deliver solid results in the second quarter against a backdrop of macroeconomic uncertainty and related headwinds facing the metals industry,” said Richard T. Marabito, Chief Executive Officer. “Our strategic actions over the last several years, combined with our operational disciplines, have enabled us to build a stronger, more resilient Olympic Steel that can achieve profitable results in any environment. In the second quarter, our team delivered a sequential increase in Adjusted EBITDA, despite declining market demand for metals. All three of our segments contributed positive EBITDA for the quarter and six months.”

Marabito continued, “We are well positioned to continue investing in our growth initiatives with a strong balance sheet and more than $300 million of borrowing availability. New processing and automation equipment from our robust 2025 cap-ex plan is beginning to arrive. As the equipment becomes fully operational, we expect to see sales growth and improvements in productivity and safety through automation. Acquisitions also remain a key piece of our strategy and we are always seeking the right companies to complement our existing businesses.”

Marabito concluded, “While market uncertainty remains in the second half of the year, we are encouraged by the positive trend in stainless and aluminum pricing following the June tariff announcement. Inquiries for outsourced fabrication work have steadily increased as OEMs begin to navigate the new tariff environment. We remain confident in our ability to grow our business in any environment through a combination of organic investments in our core processing and distribution business and accretive acquisitions.”

Olympic Steel, Inc. • 22901 Millcreek Blvd., Suite 650 • Highland Hills, OH  44122

The Board of Directors approved a regular quarterly cash dividend of $0.16 per share, which is payable on September 15, 2025, to shareholders of record on September 2, 2025. The Company has paid a regular quarterly dividend since March 2006, increasing the dividend in each of the last three years.

The table that follows provides a reconciliation of certain non-GAAP measures to the most directly comparable measures prepared in accordance with GAAP. Additional reconciliations can be found in the Segment Financial Information table which also follows.

Olympic Steel, Inc.

Reconciliation of Net Income Per Diluted Share to Adjusted Net Income Per Diluted Share

(Figures may not foot due to rounding.)

The following table reconciles adjusted net income per diluted share to the most directly comparable GAAP financial measure:

	Three Months Ended		Six Months Ended
	June 30		June 30
	2025	2024	2025	2024

Net income per diluted share (GAAP)	$0.45	$0.66	$0.66	$1.40

Excluding the following items
LIFO expense / (income)	0.05	(0.06)	0.04	(0.04)
Adjusted net income per diluted share (non-GAAP)	$0.50	$0.60	$0.70	$1.36

Reconciliation of Net Income to Adjusted EBITDA

(in thousands)

The following table reconciles Adjusted EBITDA to the most directly comparable GAAP financial measure:

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024

Net income (GAAP):	$5,237	$7,660	$7,746	$16,357
Excluding the following items
Other loss, net	27	21	48	40
Interest and other expense on debt	3,956	4,393	8,138	8,403
Income tax provision	2,153	3,036	3,234	6,248
Depreciation and amortization	8,215	7,227	16,512	14,561

Earnings before interest, taxes, depreciation and amortization (EBITDA)	19,588	22,337	35,678	45,609

LIFO expense / (income)	750	(1,000)	750	(600)
Adjusted EBITDA (non-GAAP)	$20,338	$21,337	$36,428	$45,009

Conference Call and Webcast

A simulcast of Olympic Steel’s 2025 second-quarter earnings conference call can be accessed via the Investor Relations section of the Company’s website at www.olysteel.com. The live simulcast will begin at 10 a.m. ET on August 1, 2025, and a replay will be available for approximately 14 days thereafter.

Forward-Looking Statements

It is the Company's policy not to endorse any analyst's sales or earnings estimates. Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as "may," "will," "anticipate," "should," "intend," "expect," "believe," "estimate," "project," "plan," "potential," and "continue," as well as the negative of these terms or similar expressions. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by such statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Such risks and uncertainties include, but are not limited to: the levels of imported steel in the United States, imposed tariffs and duties on imported and exported steel or other products, U.S. trade policy and its impact on the U.S. manufacturing industry, including retaliatory actions by other countries; supply disruptions and inflationary pressures, including the availability and rising costs of transportation, energy, logistical services and labor; general and global business, economic, financial and political conditions, including, but not limited to, recessionary conditions and legislation passed under the current administration, including the impact of the enactment of the One Big Beautiful Bill Act, or the OBBBA, on July 4, 2025; risks associated with shortages of skilled labor, increased labor costs and our ability to attract and retain qualified personnel; risks of volatile metals prices and inventory devaluation; rising interest rates and their impacts on our variable interest rate debt; supplier consolidation or addition of new capacity; risks associated with economic sanctions, and current global conflicts, or additional war, military conflict, or hostilities could adversely affect global metals supply and pricing; reduced production schedules, layoffs or work stoppages by our own, our suppliers' or customers' personnel; our ability to successfully integrate recent acquisitions, including Central Tube and Bar, or CTB, Metal-Fab, Inc., or Metal-Fab and Metal Works, LLC, or MetalWorks, into our business and risks inherent with the acquisitions in the achievement of expected results, including whether the acquisition will be accretive and within the expected timeframe; the adequacy of our existing information technology and business system software, including duplication and security processes; the inflation or deflation existing within the metals industry, as well as product mix and inventory levels on hand, which can impact our cost of materials sold as a result of the fluctuations in the last-in, first-out, or LIFO, inventory valuation; competitive factors such as the availability, and global pricing of metals and production levels, industry shipping and inventory levels and rapid fluctuations in customer demand and metals pricing; fluctuations in the value of the U.S. dollar and the related impact on foreign steel pricing, U.S. exports, and foreign imports to the United States; risks associated with infectious disease outbreaks, including, but not limited to customer closures, reduced sales and profit levels, slower payment of accounts receivable and potential increases in uncollectible accounts receivable, falling metals prices that could lead to lower of cost or net realizable value inventory adjustments and the impairment of intangible and long-lived assets, negative impacts on our liquidity position, inability to access our traditional financing sources and increased costs associated with and less ability to access funds under our asset-based credit facility, or ABL Credit Facility, and the capital markets; increased customer demand without corresponding increase in metal supply could lead to an inability to meet customer demand and result in lower sales and profits; cyclicality and volatility within the metals industry; customer, supplier and competitor consolidation, bankruptcy or insolvency; the timing and outcomes of inventory lower of cost or net realizable value adjustments and LIFO income or expense; reduced availability and productivity of our employees, increased operational risks as a result of remote work arrangements, including the potential effects on internal controls, as well as cybersecurity risks and increased vulnerability to security breaches, information technology disruptions and other similar events; the successes of our efforts and initiatives to improve working capital turnover and cash flows, and achieve cost savings; risks and uncertainties associated with intangible assets, including impairment charges related to indefinite lived intangible assets; our ability to generate free cash flow through operations and repay debt; the impacts of union organizing activities and the success of union contract renewals; the amounts, successes and our ability to continue our capital investments and strategic growth initiatives, including acquisitions and our business information system implementations; events or circumstances that could adversely impact the successful operation of our processing equipment and operations; changes in laws or regulations or the manner of their interpretation or enforcement could impact our financial performance and restrict our ability to operate our business or execute our strategies; events or circumstances that could impair or adversely impact the carrying value of any of our assets; our ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; our ability to repurchase shares of our common stock and the amounts and timing of repurchases, if any; and unanticipated developments that could occur with respect to contingencies such as litigation, arbitration and environmental matters, including any developments that would require any increase in our costs for such contingencies.

In addition to financial information prepared in accordance with GAAP, this document also contains adjusted earnings per diluted share and adjusted EBITDA, which are non-GAAP financial measures. Management's view of the Company's performance includes adjusted earnings per share and adjusted EBITDA, and management uses these non-GAAP financial measures internally for planning and forecasting purposes and to measure the performance of the Company. We believe these non-GAAP financial measures provide useful and meaningful information to us and investors because they enhance investors' understanding of the continuing operating performance of our business and facilitate the comparison of performance between past and future periods. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Additionally, the presentation of these measures may be different from non-GAAP financial measures used by other companies. A reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures is provided above.

About Olympic Steel

Founded in 1954, Olympic Steel (NASDAQ: ZEUS) is a leading U.S. metals service center focused on the direct sale and value-added processing of carbon and coated sheet, plate, and coil steel products; stainless steel sheet, plate, bar and coil; aluminum sheet, plate and coil; pipe, tube, bar, valves and fittings; tin plate and metal-intensive end-use products, including water treatment systems; stainless steel bollards; commercial, residential and industrial venting and air filtration systems; Wright® brand self-dumping hoppers; metal canopy components; and EZ-Dumper® dump inserts. Headquartered in Cleveland, Ohio, Olympic Steel operates from 54 facilities.

For additional information, please visit the Company’s website at www.olysteel.com.

Contact:

Richard A. Manson

Chief Financial Officer

(216) 672-0522

ir@olysteel.com

Olympic Steel, Inc.

Consolidated Statements of Net Income

(in thousands, except per-share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

Net sales	$496,483	$526,250	$989,424	$1,052,892

Costs and expenses
Cost of materials sold (excludes items shown separately below)	374,679	406,547	749,179	814,085
Warehouse and processing	36,336	33,243	70,955	66,136
Administrative and general	31,272	29,167	62,646	59,319
Distribution	18,542	17,462	37,474	34,220
Selling	11,497	13,201	23,974	24,737
Occupancy	4,569	4,293	9,518	8,786
Depreciation	6,559	5,839	13,041	11,845
Amortization	1,656	1,388	3,471	2,716
Total costs and expenses	485,110	511,140	970,258	1,021,844
Operating income	11,373	15,110	19,166	31,048
Other loss, net	27	21	48	40
Income before interest and income taxes	11,346	15,089	19,118	31,008
Interest and other expense on debt	3,956	4,393	8,138	8,403
Income before income taxes	7,390	10,696	10,980	22,605
Income tax provision	2,153	3,036	3,234	6,248
Net income	$5,237	$7,660	$7,746	$16,357

Earnings per share:
Net income per share - basic	$0.45	$0.66	$0.66	$1.40
Weighted average shares outstanding - basic	11,742	11,662	11,736	11,663
Net income per share - diluted	$0.45	$0.66	$0.66	$1.40
Weighted average shares outstanding - diluted	11,764	11,662	11,759	11,663

Olympic Steel, Inc.

Balance Sheets

(in thousands)

	As of June 30, 2025	As of December 31, 2024
Assets

Cash and cash equivalents	$14,815	$11,912
Accounts receivable, net	203,723	166,149
Inventories, net (includes LIFO reserves of $7,091 as of June 30, 2025 and $6,341 as of December 31, 2024)	368,024	390,626
Prepaid expenses and other	10,203	11,904
Total current assets	596,765	580,591

Property and equipment, at cost	536,477	519,702
Accumulated depreciation	(328,569)	(315,866)
Net property and equipment	207,908	203,836

Goodwill	83,818	83,818
Intangible assets, net	115,073	118,111
Other long-term assets	30,506	21,204
Right of use asset, net	40,840	36,936
Total assets	$1,074,910	$1,044,496

Liabilities

Accounts payable	$144,572	$80,743
Accrued payroll	19,292	24,184
Other accrued liabilities	23,845	21,846
Current portion of lease liabilities	6,629	5,865
Total current liabilities	194,338	132,638

Credit facility revolver	233,198	272,456
Other long-term liabilities	23,979	22,484
Deferred income taxes	9,895	11,049
Lease liabilities	35,297	31,945
Total liabilities	496,707	470,572

Shareholders' Equity

Preferred stock	-	-
Common stock	138,892	138,538
Accumulated other comprehensive loss	(54)	190
Retained earnings	439,365	435,196
Total shareholders' equity	578,203	573,924
Total liabilities and shareholders' equity	$1,074,910	$1,044,496

Olympic Steel, Inc.

Segment Financial Information

(In thousands, except tonnage and per-ton data. Figures may not foot to consolidated totals due to Corporate expenses.)

	Three Months Ended June 30,
	Carbon Flat Products		Specialty Metals Flat Products		Tubular and Pipe Products
	2025	2024	2025	2024	2025	2024
Tons sold [1]	214,894	229,090	32,149	31,695	N/A	N/A

Net sales	$282,543	$307,755	$134,706	$130,873	$79,234	$87,622
Average selling price per ton	1,315	1,343	4,190	4,129	N/A	N/A
Cost of materials sold	209,612	243,996	110,761	104,944	54,306	57,607
Gross profit	72,931	63,759	23,945	25,929	24,928	30,015
Operating expenses	65,538	58,398	19,019	18,080	21,063	23,518
Operating income	7,393	5,361	4,926	7,849	3,865	6,497

Depreciation and amortization	5,152	4,112	956	929	2,089	2,168
LIFO (income) / expense	-	-	-	-	750	(1,000)

	Six Months Ended June 30,
	Carbon Flat Products		Specialty Metals Flat Products		Tubular and Pipe Products
	2025	2024	2025	2024	2025	2024
Tons sold [1]	447,721	448,765	63,828	61,598	N/A	N/A

Net sales	$568,783	$608,730	$264,244	$260,407	$156,397	$183,755
Average selling price per ton	1,270	1,356	4,140	4,228	N/A	N/A
Cost of materials sold	424,951	479,611	219,561	212,534	104,667	121,940
Gross profit	143,832	129,119	44,683	47,873	51,730	61,815
Operating expenses	130,614	115,101	37,127	36,093	43,720	47,691
Operating income	13,218	14,018	7,556	11,780	8,010	14,124

Depreciation and amortization	10,242	8,193	1,909	1,917	4,326	4,416
LIFO (income) / expense	-	-	-	-	750	(600)

[1] The Company does not report tons sold for McCullough Industries, EZ-Dumper, Metal-Fab, or MetalWorks in the Carbon Flat Products Segment, Shaw Stainless in the Specialty Metals Flat Products Segment or for the entire Tubular and Pipe Products Segment.

	As of June 30, 2025	As of December 31, 2024
Assets
Flat-products	$716,785	$695,880
Tubular and pipe products	357,115	347,469
Corporate	1,010	1,147
Total assets	$1,074,910	$1,044,496

Other Information

(in thousands, except per-share and ratio data)

	As of June 30, 2025	As of December 31, 2024
Shareholders' equity per share	$51.64	$51.54
Debt to equity ratio	0.40 to 1	0.47 to 1

	Six Months Ended June 30,
	2025	2024

Net cash from operating activities	$64,925	$(5,512)
Cash dividends per share	$0.32	$0.30